UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
CALL NOW, INC.
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐     Fee paid previously with preliminary materials.
☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1
SUMMARY COMPENSATION TABLE
PROPOSAL NO. 2
STOCKHOLDER PROPOSALS
FINANCIAL INFORMATION AND ANNUAL REPORT ON FORM 10-KSB
OTHER MATTERS

CALL NOW, INC.
1 Retama Parkway
Selma, Texas 78154
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held December 12, 2005
To our Stockholders:
     The 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Call Now, Inc. (the “Company”), will be held at 2:00 p.m. on December 12, 2005 at Retama Park, 1 Retama Parkway, Selma, Texas, for the following purposes as more fully described in the accompanying Proxy Statement:
(1)	To elect the four directors;

(2)	To approve the selection of Akin, Doherty, Klein & Feuge, P.C. as our independent auditor; and

(3)	To transact such other business as may properly come before the meeting.
     Stockholders of record at the close of business on November 4, 2005 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting in person may revoke their proxy and vote their shares in person. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

November 4, 2005
By Order of the Board of Directors

Thomas R. Johnson
President

CALL NOW, INC.
1 Retama Parkway
Selma, Texas 78154
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 12, 2005
     This Proxy Statement is furnished to the holders of Common Stock (the “Common Stock”), of Call Now, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of the enclosed proxy for use at the Annual Meeting of Stockholders to be held on December 12, 2005 (the “Annual Meeting”), or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters which will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.
     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about November 11, 2005 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of Common Stock and will reimburse them for their reasonable expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum at the Annual Meeting otherwise might not be obtained.
Revocability and Voting of Proxy
     A proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR the election of the nominees of the Board of Directors and FOR Proposal No. 2.
Record Date and Voting Rights
     Only stockholders of record at the close of business on November 4, 2005 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. On November 4, 2005, there were 2,997,552 shares of Common Stock outstanding. Each such share of Common Stock is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the voting rights outstanding represented by shares of Common Stock present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.
     Proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.
     “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes on Proposals Nos. 1 and 2 is discussed under each respective Proposal.

Beneficial Ownership of Capital Stock
     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of November 4, 2005 by (i) each stockholder who is known by the Company to own beneficially more than five percent (5%) of the Company’s outstanding Common Stock, (ii) each current director and nominee for director of the Company, (iii) each of the Company’s executive officers named in the Summary Compensation Table, and (iv) by all executive officers and directors of the Company as a group.

	Shares Beneficially Owned (1)
Name and Address (2)	Number of Shares		Percent of Class

Christopher J. Hall	2,648,510	(1)(3)	85.50%
Thomas R. Johnson	93,975	(1)(4)	3.07%
Bryan P. Brown	-0-		*
William M. Allen	-0-		*
All executive officers and directors a group (4 persons)	2,742,485	(1)	87.60%

* less than 2%

(1)	Applicable percentage of ownership at November 4, 2005, is based upon 2,997,552 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares shown as beneficially owned. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of November 4, 2005, are deemed outstanding for computing the shares and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person or entity.

(2)	The address of all stockholders is the Company’s offices at P.O. Box 47535, San Antonio, TX, 78265.

(3)	Includes 2,193,602 shares owned directly, 16,667 shares owned by Bayshore Investment Trading Corp. over which Mr. Hall has sole voting and investment power, 6,299 shares owned by Phoenix Investment Trading Partners, Inc. over which Mr. Hall has sole voting and investment power, 288,260 shares owned by the Hemisphere Trust over which Mr. Hall has sole voting and investment power, 43,682 shares owned by the Phoenix Investment Trading Partners Inc. over which Mr. Hall has sole voting and investment power, and 100,000 shares which may be acquired within 60 days by exercise of common stock purchase options.

(4)	Includes 27,307 shares owned directly and 66,668 shares which may be acquired within 60 days by exercise of common stock purchase options.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
     Currently, there are four members of the Board of Directors. Directors are elected at each annual stockholders’ meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the four nominees named below.
     Each nominee has indicated that he is willing and able to serve as director if elected. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.
     The names and certain information concerning the four nominees for election as directors are set forth below.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.
     Vote Required
     The four nominees who receive the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast “FOR” a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked “withheld” as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.
The Nominees of the Board of Directors
     The following sets forth certain information about the nominees of the Board of Directors for election of directors at the Annual Meeting. Each of the nominees currently serves on the Board of Directors. None of the nominees are independent as defined in the corporate governance rules of the NASDAQ Stock Market.
     William M. Allen was President of the Company from June 1992 to 1997 and a director since June 1992 and Chairman from February 1997 to November 2001. He has been managing partner of Black Chip Stables from 1982 to date and President of Doric, Inc. from 1985 until its merger with the Company in 1994. He has served as President of Kamm Corporation since 1985. He was Chairman and CEO of Academy Insurance Group from 1975 to 1984. His age is 79. Mr. Allen is the father-in-law of Bryan P. Brown.
     Bryan P. Brown has served as a director since 1997. He was President of the Company from 1997 to December 1998. He was previously President of Riverwood, a master planned golf course in Port Charlotte, Florida from 1992 to 1996. He served as Treasurer of the Mariner Group, Inc. from 1990 to 1992, Assistant Vice President of First Union National Bank from 1988 to 1990 and First Republic Bank from 1985 to 1988. He has also served as CEO of the Company’s 80% owned subsidiary, Retama Entertainment Group, Inc. (“REG”) since July 1997. His age is 44.
     Christopher J. Hall has served as a director since November 2001. He has been self-employed as a municipal securities trader since 1998. From 1985 to 1998 he was a principal and chief financial officer of Howe, Solomon & Hall, Inc., a registered broker-dealer specializing in municipal securities. He has been a director of CSP, Inc., a NASDAQ-listed computer services company, since November 2002. His age is 46.
     Thomas R. Johnson has served as President, Chief Executive Officer and director since November 2001. He was a self-employed trader of municipal bonds from May 1999 to 2001. He was a research analyst and account executive for Howe, Solomon & Hall, Inc. a registered broker-dealer specializing in municipal securities, from August 1989 to May 1999. His age is 38.
Attendance at Meetings
     The Board of Directors held two meetings during the year ended December 31, 2004. Each director attended each such meeting.
Information about the Nominating Process
     The Company’s Board of Directors undertakes the activities of identifying, evaluating and recommending nominees to serve as Directors. The Board believes that it is appropriate for all of its members to participate in the nominating process because there are only four directors and the Board believes that such number is sufficient to enable it to undertake the nominating activities. The persons who currently serve as Directors of the Company are William M. Allen, Bryan P. Brown, Christopher J. Hall and Thomas R. Johnson.
Nomination of Director Candidates by Stockholders
     The policy of the Board of Directors is to consider nominations of candidates for membership on the Board of Directors which are submitted by stockholders. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to Thomas R. Johnson, President, Call Now, Inc., P.O. Box 47535, San Antonio, TX, 78254. In addition, stockholders may nominate directors for election at the annual meeting by attending the meeting and offering the candidates into nomination at the time of the election of Directors at the meeting. For a shareholder nominee to be included in the Company’s Proxy Statement for such meeting the shareholder must give timely notice to the Company’s President within the time period described below under “Shareholder Proposals.”
Director Qualifications
     The Board of Directors has not established any minimum qualifications for nomination as a Director of the Company but has identified the following qualities and skills as necessary for its Directors to possess:
•	Integrity.

•	Ability to objectively analyze complex business problems and develop creative solutions.

•	Pertinent expertise, experience and achievement in education, career and community.

•	Familiarity with issues affecting the Company’s business.

•	Availability to fulfill time commitment.

•	Ability to work well with other Directors.

•	Commitment to enhancing shareholder value.
Identifying and Evaluating Nominees for Directors
     Candidates for director may come from a number of sources including, among others, recommendations from current directors, recommendations from management, third-party search organizations, and stockholders. Director candidates are evaluated to determine whether they have the qualities and skills set forth above. Such evaluation may be by personal interview, background investigation and other appropriate means.
Director Attendance at the Annual Meeting
     It is the Company’s policy to require all of its Directors to attend the Annual Meeting of Stockholders. All of the Company’s directors attended the 2004 Annual Meeting.
Shareholder Communications with the Board
     Stockholders may communicate with the Board in writing by addressing mail to Board of Directors, Call Now, Inc., P.O. Box 47535, San Antonio, TX, 78265. Any such communication will be distributed to each of the Company’s Directors. A communication to any individual Director at the same address will be distributed only to that Director.
Board Committees
     The Board of Directors has not established a nominating committee, audit committee or compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance
     Based solely upon a review of the copies of Forms 3 and 4 and 5 thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Act of 1934, as amended (the “Exchange Act”) applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company’s Common Stock were made with respect to the Company’s fiscal year ended December 31, 2004.
Director Compensation
     We pay our directors $2,000 for attendance at each meeting of the Board of Directors and reimburse them for their reasonable expenses incurred to travel to such meetings.
     On November 19, 2001 William M. Allen retired as chairman and the Company entered into a three year consulting agreement and non-competition agreement with Mr. Allen on such date. The consulting agreement expired in November 2004 and was not renewed. During the term of the agreement Mr. Allen was paid $10,000 per month plus use of an automobile.
Certain Relationships and Related Transactions
     On June 26, 2003 the Company entered into a “Convertible Promissory Note and Purchase Agreement” with Penson Worldwide, Inc. (“PWI”) to lend $6,000,000. On December 23, 2003 an additional $600,000 was loaned to PWI under similar terms and conditions as the original note. On June 30, 2005, the Company converted the entire $6,600,000 principal balance of the PWI Note into 3,283,582 shares of PWI common stock. The Company has maintained an investment account with Penson Financial Services, Inc., a wholly owned subsidiary of PWI, since 1999. The Company has historically utilized the marketable securities held in this account to collateralize a margin loan. PWI is also affiliated to the Company as Thomas R. Johnson, President and CEO of Call Now, Inc. is also a Director of both companies.
     On March 31, 2005, the Company purchased a limited partnership interest in a 275-unit luxury apartment complex to be built in the master planned community of Stone Oak in San Antonio, Texas. Other limited partners include Thomas R. Johnson, the Company’s President & CEO, Christopher J. Hall, the majority shareholder of the Company, and Bryan P. Brown, President of Retama Entertainment Group, Inc., each of whom is also a director of the Company.
Executive Compensation
SUMMARY COMPENSATION TABLE
     The following table sets forth the total compensation paid to the Company’s chief executive officer and the other executive officers of the Company and its subsidiaries who received compensation of $100,000 or more during the fiscal year ended December 31, 2004 (the “named executive officers”).

		Annual Compensation			Long Term Compensation Awards
					Awards		Payouts
				Other		Securities
				Annual	Restricted	Underlying	All	Other
				Compen-	Stock	Options/	LTIP	Compen-
		Salary	Bonus	sation	Award(s)	SARs	Payouts	sation
	Year	($)	($)	($)	($)	(#)	($)	($)

Thomas R. Johnson,	2004	125,000	—	—	—	—	—	—
President, Chief Executive	2003	100,000	—	—	—	—	—	—
Officer	2002	100,000	—	—	—	—	—	—

Bryan P. Brown,	2004	200,000	—	—	—	—	—	—
President, Retama	2003	175,000	—	—	—	—	—	—
Entertainment Group, Inc.	2002	175,000	—	—	—	—	—	—

Employment Agreements
     In March 2004, the Company and REG entered into an employment agreement with Thomas R. Johnson (“Johnson”). The terms of the agreement call for a base salary of $125,000 per year. If Electronic Gaming Machines (“EGM”) are authorized for operation at racetracks, Johnson shall receive a monthly bonus of 1/2% of monthly Net Win generated from EGMs up to $120 million. For annual net win in excess of $120 million, Johnson shall receive a monthly bonus of 1/4% of monthly Net Win. In the event of Johnson’s termination upon a Change of Control, Johnson shall receive at closing, one lump sum payment equal to the payment made according to the percentage bonus based on Net Win in the month immediately preceding the Change of Control multiplied by seventy-six (76). The term of Johnson’s employment continues for one (1) year and thereafter for successive terms of one (1) year each unless at the option of either party upon at least thirty days’ prior written notice such employment is terminated at the end of the current term.
     In March 2004, REG entered into an employment agreement with Bryan P. Brown (“Brown”) as CEO of REG. The terms of the agreement call for a base salary of $200,000 per year. If EGM are authorized for operation at racetracks, Brown shall receive bonus compensation of a one-time payment of $100,000 upon the commercial operation of EGMs at Retama Park. Brown shall receive a monthly bonus of 1/2% of monthly Net Win generated from EGMs up to $120 million. For annual net win in excess of $120 million, Brown shall receive a monthly bonus of 1/4% of monthly Net Win. In the event of Brown’s termination upon a Change of Control, Brown shall receive at closing, one lump sum payment equal to the payment made according to the percentage bonus based on Net Win in the month immediately preceding the Change of Control multiplied by seventy-six (76). The term of Brown’s employment continues for one (1) year and thereafter for successive terms of one (1) year each unless at the option of either party upon at least thirty days’ prior written notice such employment is terminated at the end of the current term.
Stock Options Granted in 2004
     We did not grant any stock options in 2004.
Option Exercises in 2004 and Year-End Values
     The following table sets forth the number of stock options held by the executive officers named in the Summary Compensation Table as of December 31, 2004 and the value of unexercised in-the-money options held which represents the positive difference between the exercise price and the market price at fiscal year end. Mr. Johnson exercised options to purchase 10,000 shares to the Company’s common stock at $3.885 per share on March 30, 2004.

	Shares			Value of Unexercised
	Acquired	Value	Number of Unexercised	In-the-money Options
Name	on Exercise	Realized	Options at Fiscal Year End (1)	At Fiscal Year End (1)

Thomas R. Johnson	10,000	$11,150	33,334	$158,669

(1)	All such options are exercisable.
PROPOSAL NO. 2
APPROVAL OF INDEPENDENT AUDITOR
     The Board of Directors has recommended the appointment of the firm Akin, Doherty, Klein & Feuge, P.C. (“ADKF”) as our independent auditor for our 2005 financial statements and is requesting the stockholders approve such appointment. This firm was the Company’s independent auditor for the fiscal year ended December 31, 2004. On April 12, 2005, the Company’s auditor for the fiscal year ended December 31, 2003 and the previous four years, Clyde Bailey,

P.C. (“Bailey”), resigned as auditor and Killman, Murrell & Company, P.C. (“KMC”) was appointed to serve as the Company’s independent auditor. On May 17, 2005, KMC resigned as the Company’s independent auditor. As disclosed in the Company’s Forms 8-K filed on April 17, 2005 and May 17, 2005, there were no disagreements with Bailey or KMC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Bailey or KMC would have caused them to make reference to the subject matter of the disagreement in connection with any reports they would have prepared on the Company’s financial statements. Subsequently, on July 21, 2005, the Company engaged ADKF as it new independent accountant to audit its financial statements
     Fees related to services performed by our independent auditor in 2004 and 2003 were as follows:

	2004	2003
Audit Fees (1)	$12,375	$13,770
Audit Related Fees	—	—
Tax Fees (2)	—	225
All Other Fees	—	—

Total	$12,375	$13,995

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements.

(2)	Tax fees principally included tax advice, tax planning and tax return preparation.
     The Board of Directors has reviewed and discussed with the Company’s management and independent auditor the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-KSB for the Company’s 2004 fiscal year. The Board has also discussed with the independent auditor the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.
     The Board has received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with its independent auditor its independence from the Company.
     The Board has considered whether the provision of services other than audit services is compatible with maintaining auditor independence.
     Based on the review and discussions referred to above, the Board approved the inclusion of the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for its 2004 fiscal year for filing with the SEC.
Pre-Approval Policies
     The Board’s policy is now to pre-approve all audit services and all permitted non-audit services (including the fees and terms thereof) to be provided by the Company’s independent auditor; provided, however, pre-approval requirements for non-audit services are not required if all such services (1) do not aggregate to more than five percent of total revenues paid by the Company to its accountant in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Board and approved prior to the completion of the audit.
     The Board pre-approved all fees described above.
     If the appointment of Akin, Doherty, Klein & Feuge, P.C. is not approved by the stockholders, the appointment will be reconsidered by the Board of Directors. It is not anticipated that a representative of Akin, Doherty, Klein & Feuge, P.C. will attend the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE APPOINTMENT OF AKIN, DOHERTY, KLEIN & FEUGE, P.C. AS INDEPENDENT AUDITOR.
     All proxies solicited by the Board of Directors will be voted “FOR” Proposal No. 2 unless other instructions are given on your proxy.
Vote Required
     Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote, a quorum being present. A proxy marked “abstain” or “against” the proposal and broker non-votes will have the effect of a negative vote on the proposal.
STOCKHOLDER PROPOSALS
     Any stockholder desiring to submit a proposal for action at the 2006 Annual Meeting of Stockholders and presentation in the Company’s Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than February 15, 2006 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.
FINANCIAL INFORMATION AND ANNUAL REPORT ON FORM 10-KSB
     The Company’s financial statements for the year ended December 31, 2004 are included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004, which is being mailed to the Company’s stockholders with this Proxy Statement. The Company will furnish copies of the exhibits to the Form 10-KSB upon request to Thomas R. Johnson, President, Call Now, Inc., P.O. Box 47535, San Antonio, TX 78265.
OTHER MATTERS
     The Board of Directors is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

November 4, 2005
By Order of the Board of Directors

Thomas R. Johnson
President

Call Now, Inc.
1 Retama Parkway
Selma, TX 78154
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Christopher J. Hall and Thomas R. Johnson as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all of the shares of Common Stock of Call Now, Inc. held of record by the undersigned on November 4, 2005 at the Annual Meeting of Stockholders to be held on December 12, 2005, or any adjournment thereof.
1)	ELECTION OF DIRECTORS

For all nominees listed below: /___/

Withhold authority to vote all nominees listed below: /___/
INSTRUCTION:
To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.
William M. Allen
Bryan P. Brown
Christopher J. Hall
Thomas R. Johnson
     2)     PROPOSAL TO APPROVE THE APPOINTMENT OF AKIN, DOHERTY, KLEIN & FEUGE, P.C. AS INDEPENDENT AUDITOR

For /___/	Against /___/	Abstain /___/
     3)     In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees listed herein and FOR proposal 2.
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _____________, 2005

(signature)

(signature, if held jointly)

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.